Exhibit 99.1

For more information contact:
Russ Knittel Synaptics Incorporated 408-454-5140 russk@synaptics.com	Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports First Quarter Results; Expands Stock
Repurchase Program
Santa Clara, CA — October 20, 2005 — Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the first fiscal quarter ended September 30, 2005. The Company’s GAAP results reflect the adoption of SFAS 123(R) regarding option expensing.
Net revenue for the first quarter of fiscal 2006 was $51.7 million, an increase of approximately 36% over the $38.1 million of net revenue for the first quarter of fiscal 2005.
Net income for the first quarter of fiscal 2006, which includes $3.3 million in non-cash share-based compensation charges partially offset by an associated tax benefit of $690,000, was $5.5 million, or $0.20 per diluted share, an increase of approximately 24% compared with $4.4 million, or $0.16 per diluted share, for the first quarter of fiscal 2005.
Non-GAAP net income for the first quarter of fiscal 2006, which excludes non-cash share-based compensation net of tax, was $8.1 million, or $0.29 per diluted share, an increase of approximately 81% compared with non-GAAP net income of $4.5 million, or $0.16 per diluted share, for the first quarter of fiscal 2005.
“Results for the September quarter were generally as anticipated, with strong demand for our solutions in PC-based applications countered by lower demand in portable music player applications,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “While we detect some concern from customers regarding consumer spending, we remain cautiously optimistic regarding overall demand levels as we enter the traditionally strong holiday period. As a total solutions provider to a large number of OEMs, we have a proven track record of executing in dynamic market conditions, and we look to further expand our product offerings and customer base in fiscal 2006.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Based on our current visibility, we expect revenue in the second fiscal quarter to be $46 million to $50 million, which is at the high end of our previously provided guidance. This anticipates seasonal growth in the notebook market and continued declines in revenue from the MP3 market.”
Synaptics also announced that its Board of Directors has authorized the repurchase of up to an additional $40 million of the Company’s common stock in the open market or in privately negotiated transactions, depending upon market conditions and other factors. The Company has completed its previous $40 million stock repurchase program, buying back a total of 2.3 million shares.

Earnings Call Information
The Synaptics first quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, October 20, 2005, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-257-7063 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at http://www.synaptics.com/.
About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications, and entertainment industries. The Company creates interface solutions for a variety of devices, including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad™, Synaptics’ flagship product, is integrated into more than 50 percent of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
Use of Non-GAAP Financial Information
Synaptics discloses non-GAAP financial measures of net income and net income per share and believes that this non-GAAP information provides historical comparability of its core operating results over multiple reporting periods. These non-GAAP financial measures should not be considered an alternative to net income and net income per share presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Further, these non-GAAP financial measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the Synaptics U.S. GAAP information to the non-GAAP information is provided in the tables attached. We will also make available on the investor relations page of our web site at www.synaptics.com this press release, which includes a reconciliation of the U.S. GAAP to non-GAAP financial measures and a replay of the webcast.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, its beliefs regarding the markets it serves, its view of its operating fundamentals, its assessment of market conditions, and its competitive position in the notebook computer and portable music player markets. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and current reports on Form 8-K as well as the Annual Report on
Form 10-K for the fiscal year ended June 30, 2005.

All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	June 30,
	2005	2005
Assets
Current assets:
Cash and cash equivalents	$51,903	$72,232
Short term investments	167,861	156,689

Total cash, cash equivalents, and short-term investments	219,764	228,921
Receivables, net of allowances of $194 and $165, respectively	32,897	33,790
Inventories	7,117	7,731
Prepaid expenses and other current assets	2,895	3,046

Total current assets	262,673	273,488

Property and equipment, net	15,894	14,615
Goodwill	1,927	1,927
Other assets	21,499	21,175

Total assets	$301,993	$311,205

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,633	$12,390
Accrued compensation	3,334	5,638
Income taxes payable	17,169	14,867
Other accrued liabilities	5,469	5,353

Total current liabilities	37,605	38,248

Note payable to a related party	1,500	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	1,866	1,797

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 26,533,529 and 26,419,447 shares issued, respectively	27	26
Additional paid in capital	111,085	106,686
Less: 2,306,100 and 1,139,000 treasury shares, respectively, at cost	(39,999)	(21,180)
Deferred stock compensation	—	(303)
Retained earnings	65,072	59,560
Accumulated other comprehensive loss	(163)	(129)

Total stockholders’ equity	136,022	144,660

Total liabilities and stockholders’ equity	$301,993	$311,205

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2005	2004
Net revenue	$51,725	$38,091
Cost of revenue (1)	28,053	20,899

Gross margin	23,672	17,192
Operating expenses
Research and development (1)	8,289	6,043
Selling, general, and administrative (1)	6,728	3,766
Amortization of deferred stock compensation	—	102

Total operating expenses	15,017	9,911

Operating income	8,655	7,281
Interest income	1,551	268
Interest expense	(484)	(26)

Income before income taxes	9,722	7,523
Provision for income taxes (2)	4,210	3,092

Net income	$5,512	$4,431

Net income per share:
Basic	$0.22	$0.18

Diluted	$0.20	$0.16

Shares used in computing net income per share:
Basic	24,769	25,099

Diluted	29,036	27,694

(1)  Includes share-based compensation charges recognized in connection with accounting for our stock option plans and employee stock purchase plan in conformity with SFAS 123R “Share-Based Payment” as follows:

Cost of revenue	$192	$—
Research and development	1,292	—
Selling, general, and administrative	1,826	—

	$3,310	$—

(2) Includes tax benefit for share-based compensation charges of:
	$690	$—

Non-GAAP results (unaudited)

Reported net income	$5,512	$4,431
Non-GAAP adjustments:
Amortization of deferred stock compensation (net of tax)	—	60
Share-based compensation (net of tax)	2,620	—

Non-GAAP net income	$8,132	$4,491

Non-GAAP net income per share
Basic	$0.33	$0.18

Diluted	$0.29	$0.16

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2005	2004
Numerator:
Basic net income	$5,512	$4,431
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	—

Diluted net income	$5,778	$4,431

Denominator:
Shares, basic	24,769	25,099
Effect of dilutive stock options	1,793	2,595
Effect of convertible notes	2,474	—

Shares, diluted	29,036	27,694

Net income per share:
Basic	$0.22	$0.18

Diluted	$0.20	$0.16

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$5,512	$4,431
Non-GAAP adjustments:
Amortization of deferred stock compensation (net of tax)	—	60
Share-based compensation (net of tax)	2,620	—

Non-GAAP basic net income	8,132	4,491

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	—

Non-GAAP diluted net income	$8,398	$4,491

Denominator:
Shares, basic	24,769	25,099
Effect of dilutive stock options	1,960	2,595
Effect of convertible notes	2,474	—

Shares, diluted	29,203	27,694

Non-GAAP net income per share:
Basic	$0.33	$0.18

Diluted	$0.29	$0.16